Exhibit 99.1

Kellogg Company
Financial News Release

Analyst Contact:
Simon Burton, CFA (269) 961-6636

Media Contact:
Kris Charles, (269) 961-3799

Kellogg Company Reports First Quarter 2016 Results

•	Currency-neutral comparable operating profit and earnings were ahead of the Company's expectations in the first quarter.

•	Good signs of progress, including another quarter of U.S. Cereal share gains.

•	Outlook for currency-neutral comparable operating profit and earnings per share for the year is unchanged, excluding the positive impact of Venezuela.

•	Guidance for full-year currency-neutral comparable net sales, operating profit, and earnings per share all increased to reflect better-than-expected performance in Venezuela.

•	Full-year currency-neutral comparable net sales growth, excluding Venezuela, expected to be in a range of 0-2%; quarterly growth expected to build over the course of the year.

BATTLE CREEK, Mich. - May 5, 2016 - Kellogg Company (NYSE: K) today announced first-quarter 2016 results. Currency-neutral comparable operating profit and earnings per share growth exceeded the company's expectations. The company continued to make progress on its priorities, and trends continued to improve across the businesses, notably in U.S. Cereal category share. Guidance for full-year currency-neutral comparable net sales, operating profit, and earnings per share was increased to reflect the better-than-expected performance of the Venezuelan business. This performance is in addition to the momentum in many other businesses that the company expects will build across the remainder of the year. In addition, Kellogg's initiatives designed to improve profitability continue to provide visibility and confidence in profit and earnings.
“We have made good progress on our priorities: We have continued to improve our food; we've continued to expand the Pringles business; we've enhanced our sales capabilities; productivity initiatives continue to provide earnings visibility; and continue to feel momentum building," said John Bryant, Kellogg Company’s chairman and chief executive officer. "The actions we are taking are having an impact and we remain confident that they will drive continued improvement as this year progresses, and into 2017."

Financial Summary:	Quarter ended
(millions, except per share data)	April 2, 2016	April 4, 2015	% Change
Reported Net Sales	$3,395	$3,556	(4.5)%
Comparable Net Sales *	$3,380	$3,561	(5.1)%
Comparable Net Sales excluding Venezuela *	$3,371	$3,480	(3.2)%
Currency-Neutral Comparable Net Sales *	$3,796	$3,561	6.6%
Currency-Neutral Comparable Net Sales excluding Venezuela *	$3,444	$3,480	(1.0)%

Reported Operating Profit	$438	$384	14.0%
Comparable Operating Profit *	$520	$527	(1.3)%
Comparable Operating Profit excluding Venezuela *	$515	$515	(0.1)%
Currency-Neutral Comparable Operating Profit *	$711	$527	34.9%
Currency-Neutral Comparable Operating Profit excluding Venezuela *	$524	$515	1.7%

Reported Net Income (Loss) Attributable to Kellogg Company	$175	$227	(22.9)%
Comparable Net Income (Loss) Attributable to Kellogg Company *	$341	$351	(2.7)%
Currency-Neutral Comparable Net Income (Loss) Attributable to Kellogg Company *	$473	$351	34.5%

Reported Diluted Earnings Per Share	$0.49	$0.64	(23.4)%
Comparable Diluted Earnings Per Share *	$0.97	$0.98	(1.0)%
Currency-Neutral Comparable Diluted Earnings Per Share *	$1.33	$0.98	35.7%
* Non-GAAP financial measures. See the tables herein for important information regarding these measures and a full reconciliation to the most comparable GAAP measure.

First-quarter 2016 reported net sales decreased by 4.5 percent to $3.4 billion. This primarily was due to the effect of currency translation resulting from the remeasurement of the Venezuelan business in mid 2015. Quarterly currency-neutral comparable net sales increased by 6.6 percent as the result of inflation-related sales growth in Venezuela; currency-neutral comparable net sales excluding the impact of Venezuela decreased by one percent. Quarterly reported operating profit was $438 million, an increase of 14 percent. Reported results were affected by mark-to-market accounting for pensions, year-over-year changes in up-front costs associated with efficiency and effectiveness programs, the remeasurement of the Venezuelan business, and integration costs. Currency-neutral comparable operating profit increased by 34.9 percent, mostly due to the timing of pricing actions intended to address the impact of inflation in Venezuela; currency-neutral comparable operating profit excluding the impact of Venezuela increased by 1.7 percent.

Reconciliation of Reported to Currency-Neutral Comparable Earnings Per Share
	Quarter ended
	April 2, 2016	April 4, 2015

Reported EPS	$0.49	$0.64
Mark-to-Market	(0.06)	(0.13)
Project K and Cost Reduction Activities	(0.12)	(0.13)
Other Costs Impacting Comparability	(0.28)	(0.07)
Integration and Acquisitions/Dispositions	—	(0.01)
Remeasurement of Venezuelan Business	(0.02)	—

Comparable EPS	0.97	0.98
Comparable EPS excluding Venezuela	0.96	0.96

Foreign Exchange	(0.36)	—

Currency-Neutral Comparable EPS	$1.33	$0.98
Currency-Neutral Comparable EPS excluding Venezuela	$0.98	$0.96

Reported earnings for the first quarter of 2016 were $175 million, or $0.49 per share, a decrease of 23 percent from the $0.64 per share reported in the first quarter of last year. This quarter’s reported earnings per share included negative impacts from mark-to-market accounting, up-front costs associated with efficiency and effectiveness initiatives, the remeasurement of the Venezuelan business, and interest costs from a bond tender. Excluding these items, comparable first-quarter 2016 earnings were $0.97 per share. This result included a negative impact of $0.36 per share from currency translation, $0.34 per share of which was due to the impact of the Venezuelan business. Currency-neutral comparable earnings were $1.33 per share and were $0.98 per share excluding the impact of Venezuela. The base business in Venezuela contributed $0.01 per share to earnings.

North America
Kellogg North America posted reported net sales of $2.4 billion in the first quarter, a reported decrease of 1.5 percent; currency-neutral comparable net sales decreased by 1.2 percent. The U.S. Morning Foods segment posted a currency-neutral comparable net sales decline of 1.2 percent. However, Kellogg-branded cereals gained 20 basis points of share in the 13-week, publicly-available data. Currency-neutral comparable net sales in the U.S. Snacks segment decreased by 2.6 percent, partially due to transitions in the sales force; key brands including Cheez-It and Pringles posted good rates of growth. The U.S. Specialty Channels segment posted a 4.1 percent increase in currency-neutral comparable net sales in the quarter due to growth in all the key channels including both Foodservice and Convenience. The North America Other segment, which is composed of the U.S. Frozen Foods, Kashi, and Canadian businesses, posted a 2.7 percent decrease in currency-neutral comparable net sales due to the expected effects from shelf resets driven by a packaging initiative in the U.S. Frozen Foods business and a sales decline in the Kashi business. However, results for the Kashi business improved and we expect continued progress over the remainder of the year. Reported operating profit in North America increased by 5.2 percent. Currency-neutral comparable operating profit increased by 8.4 percent, primarily due to cost-savings from the Project K and zero-based budgeting initiatives.

International
Reported net sales decreased by 1.6 percent in Europe in the first quarter; currency-neutral comparable net sales decreased by 0.9 percent. In Latin America, reported net sales decreased by 34.9 percent; currency-neutral comparable net sales increased by 90.3 percent; currency-neutral comparable net sales excluding the impact of Venezuela declined by two percent. Reported net sales in Asia Pacific decreased by 5.8 percent; currency-neutral comparable net sales increased by 0.9 percent; the Asian business posted currency-neutral comparable net sales growth of 7.6 percent. While not reported in our sales results, the joint ventures in China and West Africa continued to perform well.

Interest and Tax
Kellogg’s interest expense was $217 million in the first quarter; $153 million was related to a bond tender completed during the quarter. The comparable effective tax rate* in the quarter was 25.3 percent.

Cash flow
Year-to-date cash flow,* a non-GAAP measure defined as cash from operating activities after capital expenditure, was negative $139 million through the end of the first quarter; this included the negative impact of approximately $145 million from the bond tender. Excluding the impact of this bond tender, our cash flow was comparable to the year-earlier quarter.

Kellogg Updates Guidance for 2016
Kellogg Company increased its guidance for currency-neutral comparable net sales, operating profit, and earnings per share due to the better-than-expected performance of the Venezuelan business. Full-year currency-neutral comparable earnings are now expected to increase by between 13% and 15% to between $4.00 and $4.07 per share; expectations for comparable earnings, which includes the impact of currency translation, remain unchanged at between $3.64 and $3.71 per share. The company now expects that full-year currency-neutral comparable operating profit growth will be in a range of 11-13% due to the timing of pricing actions in the Venezuelan business; full-year currency-neutral comparable operating profit growth excluding the impact of the Venezuelan business is still expected to be 4-6 percent. Currency-neutral comparable net sales growth will be in a range of 4-6%, greater than the Company's long-term target, as the strong performance in Venezuela will more than offset slightly slower-than-anticipated first-half sales growth in some other businesses. Full-year currency-neutral comparable net sales growth excluding the impact of the Venezuelan business is expected to be in a range between 0-2 percent. (Guidance for net sales and operating profit excludes the impact of mark-to-market adjustments, integration costs, costs related to Project K, acquisitions, dispositions, foreign-currency translation, remeasurement of the Venezuelan business, and other items that could affect comparability. Guidance for earnings per share excludes the impact of mark-to-market adjustments, integration costs, costs related to Project K, foreign-currency translation, remeasurement of the Venezuelan business, and other items that could affect comparability; it includes the impact of acquisitions and dispositions.) The Company reaffirmed that it expects full-year cash flow to be approximately $1.1 billion. Capital expenditure for the year is expected to be between four percent and five percent of sales, including the impact of the cash required by Project K and an increase in capital spending equal to approximately one percent of sales to support the growth of the Pringles business.

Conference Call / Webcast
Kellogg will host a conference call to discuss these results on Thursday, May 5, 2016 at 9:30 a.m. Eastern Time. The conference call and accompanying presentation slides will be broadcast live over the Internet at http://investor.kelloggs.com. Analysts and institutional investors may participate in the Q&A session by dialing (855) 209-8258 in the U.S., and (412) 542-4104 outside of the U.S. Members of the media and the public are invited to attend in a listen-only mode. Information regarding the rebroadcast is available at http://investor.kelloggs.com.

About Kellogg Company
At Kellogg Company (NYSE: K), we are driven to enrich and delight the world through foods and brands that matter. With 2015 sales of more than $13 billion, Kellogg is the world’s leading cereal company; second largest producer of cookies and crackers; a leading producer of savory snacks; and a leading North American frozen foods company. Every day, our well-loved brands nourish families so they can flourish and thrive. These brands include Kellogg’s®, Keebler®, Special K®, Pringles®, Kellogg’s Frosted Flakes®, Pop-Tarts®, Kellogg’s Corn Flakes®, Rice Krispies®, Kashi®, Cheez-It®, Eggo®, Coco Pops®, Mini-Wheats®, and many more. To learn more about our responsible business leadership, foods that delight and how we strive to make a difference in our communities around the world, visit www.kelloggcompany.com.

Use of Non-GAAP Financial Measures
Certain financial measures have been provided on a non-GAAP (Generally Accepted Accounting Principles) basis. Management believes the use of such non-GAAP measures provides increased transparency and assists investors in understanding the underlying operating performance of the company and its segments and in the analysis of ongoing operating trends. All non-GAAP financial measures have been reconciled with the most directly comparable GAAP financial measures in the attachments provided with the release.

Forward-Looking Statements Disclosure
This news release contains, or incorporates by reference, “forward-looking statements” with projections concerning, among other things, the Company’s efficiency-and-effectiveness program (Project K), the integration of acquired businesses, the Company’s strategy, zero-based budgeting, and the Company’s sales, earnings, margin, operating profit, costs and expenditures, interest expense, tax rate, capital expenditure, dividends, cash flow, debt reduction, share repurchases, costs, charges, rates of return, brand building, ROIC, working capital, growth, new products, innovation, cost reduction projects, workforce reductions, savings, and competitive pressures. Forward-looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can,” or words or phrases of similar meaning.The Company’s actual results or activities may differ materially from these predictions. The Company’s future results could also be affected by a variety of factors, including the ability to implement Project K and zero-based budgeting as planned, whether the expected amount of costs associated with Project K will differ from forecasts, whether the Company will be able to realize the anticipated benefits from Project K and zero-based budgeting in the amounts and times expected, the ability to realize the anticipated benefits and synergies from business acquisitions in the amounts and at the times expected, the impact of competitive conditions; the effectiveness of pricing, advertising, and promotional programs; the success of innovation, renovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles; the success of productivity improvements and business transitions;

commodity and energy prices; labor costs; disruptions or inefficiencies in supply chain; the availability of and interest rates on short-term and long-term financing; actual market performance of benefit plan trust investments; the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses, and other general and administrative costs; changes in consumer behavior and preferences; the effect of U.S. and foreign economic conditions on items such as interest rates, statutory tax rates, currency conversion and availability; legal and regulatory factors including changes in food safety, advertising and labeling laws and regulations; the ultimate impact of product recalls; business disruption or other losses from war, terrorist acts or political unrest; and other items.
Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.
Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.

[Kellogg Company Financial News]

Kellogg Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
(millions, except per share data)

	Quarter ended
(Results are unaudited)	April 2, 2016	April 4, 2015
Net sales	$3,395	$3,556
Cost of goods sold	2,150	2,311
Selling, general and administrative expense	807	861
Operating profit	438	384
Interest expense	217	54
Other income (expense), net	—	(26)
Income before income taxes	221	304
Income taxes	47	76
Earnings (loss) from unconsolidated entities	1	(1)
Net income	$175	$227
Net income (loss) attributable to noncontrolling interests	—	—
Net income attributable to Kellogg Company	$175	$227
Per share amounts:
Basic	$0.50	$0.64
Diluted	$0.49	$0.64
Dividends per share	$0.50	$0.49
Average shares outstanding:
Basic	351	355
Diluted	355	357
Actual shares outstanding at period end	350	353

Kellogg Company and Subsidiaries
SELECTED OPERATING SEGMENT DATA
(millions)

	Quarter ended
(Results are unaudited)	April 2, 2016	April 4, 2015
Net sales
U.S. Morning Foods	$767	$776
U.S. Snacks	832	854
U.S. Specialty	376	361
North America Other	414	433
Europe	598	607
Latin America	192	295
Asia Pacific	216	230
Consolidated	$3,395	$3,556
Operating profit
U.S. Morning Foods	$148	$127
U.S. Snacks	83	80
U.S. Specialty	86	78
North America Other	45	59
Europe	70	61
Latin America	23	51
Asia Pacific	17	12
Total Reportable Segments	472	468
Corporate	(34)	(84)
Consolidated	$438	$384

Kellogg Company and Subsidiaries
CONSOLIDATED STATEMENT OF CASH FLOWS
(millions)

	Quarter ended
(unaudited)	April 2, 2016	April 4, 2015
Operating activities
Net income	$175	$227
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	115	131
Postretirement benefit plan expense (benefit)	(28)	(21)
Deferred income taxes	—	(2)
Stock compensation	15	10
Venezuela remeasurement	6	—
Variable-interest entity impairment	—	25
Other	(33)	22
Postretirement benefit plan contributions	(17)	(12)
Changes in operating assets and liabilities, net of acquisitions	(228)	(220)
Net cash provided by (used in) operating activities	5	160
Investing activities
Additions to properties	(144)	(148)
Acquisitions, net of cash acquired	(18)	(117)
Other	7	3
Net cash provided by (used in) investing activities	(155)	(262)
Financing activities
Net issuances (reductions) of notes payable	(485)	(19)
Issuances of long-term debt	1,382	672
Reductions of long-term debt	(473)	(243)
Net issuances of common stock	164	57
Common stock repurchases	(198)	(285)
Cash dividends	(176)	(174)
Other	—	5
Net cash provided by (used in) financing activities	214	13
Effect of exchange rate changes on cash and cash equivalents	(5)	(5)
Increase (decrease) in cash and cash equivalents	59	(94)
Cash and cash equivalents at beginning of period	251	443
Cash and cash equivalents at end of period	310	$349

Supplemental financial data:
Net cash provided by (used in) operating activities	$5	$160
Additions to properties	(144)	(148)
Cash Flow (operating cash flow less property additions) (a)	$(139)	$12

(a)	We use this non-GAAP measure of cash flow to focus management and investors on the amount of cash available for debt reduction, dividend distributions, acquisition opportunities, and share repurchase.

Kellogg Company and Subsidiaries
CONSOLIDATED BALANCE SHEET
(millions, except per share data)

	April 2, 2016	January 2, 2016
	(unaudited)	*
Current assets
Cash and cash equivalents	$310	$251
Accounts receivable, net	1,505	1,344
Inventories:
Raw materials and supplies	330	315
Finished goods and materials in process	868	935
Deferred income taxes	—	227
Other prepaid assets	206	164
Total current assets	3,219	3,236
Property, net of accumulated depreciation of $5,263 and $5,236	3,617	3,621
Investments in unconsolidated entities	465	456
Goodwill	4,974	4,968
Other intangibles, net of accumulated amortization of $49 and $47	2,293	2,268
Pension	248	231
Other assets	481	471
Total assets	$15,297	$15,251
Current liabilities
Current maturities of long-term debt	$1,264	$1,266
Notes payable	718	1,204
Accounts payable	1,926	1,907
Accrued advertising and promotion	465	447
Accrued income taxes	19	42
Accrued salaries and wages	212	325
Other current liabilities	558	548
Total current liabilities	5,162	5,739
Long-term debt	6,256	5,275
Deferred income taxes	447	685
Pension liability	937	946
Nonpension postretirement benefits	70	77
Other liabilities	384	391
Commitments and contingencies
Equity
Common stock, $.25 par value	105	105
Capital in excess of par value	754	745
Retained earnings	6,595	6,597
Treasury stock, at cost	(3,989)	(3,943)
Accumulated other comprehensive income (loss)	(1,434)	(1,376)
Total Kellogg Company equity	2,031	2,128
Noncontrolling interests	10	10
Total equity	2,041	2,138
Total liabilities and equity	$15,297	$15,251
 * Condensed from audited financial statements.

Kellogg Company and Subsidiaries
Reconciliation of As Reported Results to Currency-Neutral Comparable Results
(millions, except per share data)

Quarter ended	April 2, 2016				April 4, 2015
(Results are unaudited)	As reported	Comparable adjustments	Currency-neutral comparable	Currency-neutral comparable excluding Venezuela	As reported	Comparable adjustments	Currency-neutral comparable	Currency-neutral comparable excluding Venezuela
Net sales	$3,395	$(401)	$3,796	$3,444	$3,556	$(5)	$3,561	$3,480
Cost of goods sold	2,150	(125)	2,275	2,133	2,311	103	2,208	2,148
Selling, general and administrative expense	807	(3)	810	787	861	35	826	817
Operating profit	438	(273)	711	524	384	(143)	527	515
Interest expense	217	148	69	65	54	—	54	54
Other income (expense), net	—	(5)	5	2	(26)	(25)	(1)	—
Income (loss) before income taxes	221	(426)	647	461	304	(168)	472	461
Income taxes	47	(128)	175	115	76	(44)	120	117
Earnings (loss) from unconsolidated entities	1	—	1	1	(1)	—	(1)	(1)
Net income (loss)	$175	$(298)	$473	$347	$227	$(124)	$351	$343
Net income (loss) attributable to noncontrolling interests	—	—	—	—	—	—	—	—
Net income (loss) attributable to Kellogg Company	$175	$(298)	$473	$347	$227	$(124)	$351	$343
Per share amounts:
Basic	$0.50	$(0.85)	$1.35	$0.99	$0.64	$(0.35)	$0.99	$0.97
Diluted	$0.49	$(0.84)	$1.33	$0.98	$0.64	$(0.34)	$0.98	$0.96
Average shares outstanding:
Basic	351		351	351	355		355	355
Diluted	355		355	355	357		357	357
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Supplement to Reconciliation of As Reported Results to Currency-Neutral Comparable Results
(millions, except per share data)

Quarter ended April 2, 2016
(Results are unaudited)	Mark-to- market	Project K and cost reduction activities	Other costs impacting comparability	Integration costs and acquisitions/divestitures	Shipping day differences	Venezuela remeasurement	Foreign currency impact	Comparable adjustments
Net sales	$—	$—	$—	$15	$—	$—	$(416)	$(401)
Cost of goods sold	25	18	—	12	—	5	(185)	(125)
Selling, general and administrative expense	(1)	34	—	3	—	1	(40)	(3)
Operating profit	(24)	(52)	—	—	—	(6)	(191)	(273)
Interest expense	—	—	153	—	—	—	(5)	148
Other income (expense), net	—	—	—	—	—	—	(5)	(5)
Income (loss) before income taxes	(24)	(52)	(153)	—	—	(6)	(191)	(426)
Income taxes	(5)	(9)	(54)	(1)	—	—	(59)	(128)
Net income (loss)	$(19)	$(43)	$(99)	$1	$—	$(6)	$(132)	$(298)
Net income (loss) attributable to noncontrolling interests	—	—	—	—	—	—	—	—
Net income (loss) attributable to Kellogg Company	$(19)	$(43)	$(99)	$1	$—	$(6)	$(132)	$(298)
Per share amounts:
Basic	$(0.06)	$(0.12)	$(0.28)	$—	$—	$(0.02)	$(0.37)	$(0.85)
Diluted	$(0.06)	$(0.12)	$(0.28)	$—	$—	$(0.02)	$(0.36)	$(0.84)

Quarter ended April 4, 2015
(Results are unaudited)	Mark-to- market	Project K and cost reduction activities	Other costs impacting comparability	Integration costs and acquisitions/divestitures	Shipping day differences	Venezuela remeasurement	Foreign currency impact	Comparable adjustments
Net sales	$—	$(2)	$—	$—	$(3)	$—	$—	$(5)
Cost of goods sold	68	32	—	6	(3)	—	—	103
Selling, general and administrative expense	(1)	34	—	2	—	—	—	35
Operating profit	(67)	(68)	—	(8)	—	—	—	(143)
Interest expense	—	—	—	—	—	—	—	—
Other income (expense), net	—	—	(25)	—	—	—	—	(25)
Income (loss) before income taxes	(67)	(68)	(25)	(8)	—	—	—	(168)
Income taxes	(21)	(21)	—	(2)	—	—	—	(44)
Net income (loss)	$(46)	$(47)	$(25)	$(6)	$—	$—	$—	$(124)
Net income (loss) attributable to noncontrolling interests	—	—	—	—	—	—	—	—
Net income (loss) attributable to Kellogg Company	$(46)	$(47)	$(25)	$(6)	$—	$—	$—	$(124)
Per share amounts:
Basic	$(0.13)	$(0.13)	$(0.07)	$(0.02)	$—	$—	$—	$(0.35)
Diluted	$(0.13)	$(0.13)	$(0.07)	$(0.01)	$—	$—	$—	$(0.34)
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Project K and cost reduction activities
(Pre-tax millions)

	Quarter ended April 2, 2016
	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total
2016
U.S. Morning Foods	$—	$—	$5	$5
U.S. Snacks	—	7	13	20
U.S. Specialty	—	—	2	2
North America Other	—	5	4	9
Europe	—	6	8	14
Asia Pacific	—	—	—	—
Corporate	—	—	2	2
Total	$—	$18	$34	$52
	Quarter ended April 4, 2015
	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total
2015
U.S. Morning Foods	$—	$5	$3	$8
U.S. Snacks	—	5	4	9
U.S. Specialty	—	—	1	1
North America Other	2	2	2	6
Europe	—	16	3	19
Asia Pacific	—	4	1	5
Corporate	—	—	20	20
Total	$2	$32	$34	$68

For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Integration costs and acquisitions/divestitures
(Pre-tax millions)

	Quarter ended April 2, 2016
	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total
2016
North America Other	$(1)	$1	$—	$—
Europe	(14)	11	3	—
Asia Pacific	—	—	—	—
Total	$(15)	$12	$3	$—
	Quarter ended April 4, 2015
	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total
2015
North America Other	$—	$—	$—	$—
Europe	—	3	2	5
Asia Pacific	—	3	—	3
Total	$—	$6	$2	$8

For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Venezuela remeasurement
(Pre-tax millions)

Quarter ended April 2, 2016
	Cost of goods sold	Selling, general and administrative expense	Other (income) expense	Total
2016
Latin America	$5	$1	$—	$6
Corporate	—	—	—	—
Total	$5	$1	$—	$6
Quarter ended April 4, 2015
	Cost of goods sold	Selling, general and administrative expense	Other (income) expense	Total
2015
Latin America	$—	$—	$—	$—
Corporate	—	—	—	—
Total	$—	$—	$—	$—

For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Currency-Neutral Comparable Net Sales

Quarter ended April 2, 2016
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported net sales	$767	$832	$376	$414	$2,389	$598	$192	$216	$—	$3,395
Project K and cost reduction activities	—	—	—	—	—	—	—	—	—	—
Integration costs and acquisitions/divestitures	—	—	—	1	1	14	—	—	—	15
Differences in shipping days	—	—	—	—	—	—	—	—	—	—
Comparable net sales	$767	$832	$376	$413	$2,388	$584	$192	$216	$—	$3,380
Comparable net sales excluding Venezuela							$183			$3,371
Foreign currency impact	—	—	—	(11)	(11)	(21)	(369)	(15)	—	(416)
Currency-neutral comparable net sales	$767	$832	$376	$424	$2,399	$605	$561	$231	$—	$3,796
Currency-neutral comparable net sales excluding Venezuela							$209			$3,444
Quarter ended April 4, 2015
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported net sales	$776	$854	$361	$433	$2,424	$607	$295	$230	$—	$3,556
Project K and cost reduction activities	—	—	—	(2)	(2)	—	—	—	—	(2)
Integration costs and acquisitions/divestitures	—	—	—	—	—	—	—	—	—	—
Differences in shipping days	—	—	—	—	—	(3)	—	—	—	(3)
Comparable net sales	$776	$854	$361	$435	$2,426	$610	$295	$230	$—	$3,561
Comparable net sales excluding Venezuela							$214			$3,480
Foreign currency impact	—	—	—	—	—	—	—	—	—	—
Currency-neutral comparable net sales	$776	$854	$361	$435	$2,426	$610	$295	$230	$—	$3,561
Currency-neutral comparable net sales excluding Venezuela							$214			$3,480
% change - 2016 vs. 2015:
Reported growth	(1.2)%	(2.6)%	4.1%	(4.5)%	(1.5)%	(1.6)%	(34.9)%	(5.8)%	—%	(4.5)%
Project K and cost reduction activities	—%	—%	—%	0.4%	—%	—%	—%	—%	—%	0.1%
Integration costs and acquisitions/divestitures	—%	—%	—%	0.1%	0.1%	2.3%	—%	(0.2)%	—%	0.4%
Differences in shipping days	—%	—%	—%	—%	—%	0.5%	—%	—%	—%	0.1%
Comparable growth	(1.2)%	(2.6)%	4.1%	(5.0)%	(1.6)%	(4.4)%	(34.9)%	(5.6)%	—%	(5.1)%
Comparable growth excluding Venezuela							(15.0)%			(3.2)%
Foreign currency impact	—%	—%	—%	(2.3)%	(0.4)%	(3.5)%	(125.2)%	(6.5)%	—%	(11.7)%
Currency-neutral comparable growth	(1.2)%	(2.6)%	4.1%	(2.7)%	(1.2)%	(0.9)%	90.3%	0.9%	—%	6.6%
Volume (tonnage)					(1.1)%	1.6%	(3.2)%	0.7%	—%	(0.7)%
Pricing/mix					(0.1)%	(2.5)%	93.5%	0.2%	—%	7.3%
Currency-neutral comparable growth excluding Venezuela							(2.0)%			(1.0)%
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Comparable Operating Profit

Quarter ended April 2, 2016
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported	$148	$83	$86	$45	$362	$70	$23	$17	$(34)	$438
Mark-to-market	—	—	—	—	—	—	—	—	(24)	(24)
Project K and cost reduction activities	(5)	(20)	(2)	(9)	(36)	(14)	—	—	(2)	(52)
Other costs impacting comparability	—	—	—	—	—	—	—	—	—	—
Integration costs and acquisitions/divestitures	—	—	—	—	—	—	—	—	—	—
Differences in shipping days	—	—	—	—	—	—	—	—	—	—
Venezuela remeasurement	—	—	—	—	—	—	(6)	—	—	(6)
Comparable	$153	$103	$88	$54	$398	$84	$29	$17	$(8)	$520
Comparable excluding Venezuela					—		$24		$(8)	$515
Foreign currency impact	—	—	—	(1)	(1)	(2)	(190)	(1)	3	(191)
Currency-neutral comparable	$153	$103	$88	$55	$399	$86	$219	$18	$(11)	$711
Currency-neutral comparable excluding Venezuela							$27		$(6)	$524
Quarter ended April 4, 2015
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Total North America	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported	$127	$80	$78	$59	$344	$61	$51	$12	$(84)	$384
Mark-to-market	—	—	—	—	—	—	—	—	(67)	(67)
Project K and cost reduction activities	(8)	(9)	(1)	(6)	(24)	(19)	—	(5)	(20)	(68)
Other costs impacting comparability	—	—	—	—	—	—	—	—	—	—
Integration costs and acquisitions/divestitures	—	—	—	—	—	(5)	—	(3)	—	(8)
Differences in shipping days	—	—	—	—	—	—	—	—	—	—
Venezuela remeasurement	—	—	—	—	—	—	—	—	—	—
Comparable	$135	$89	$79	$65	$368	$85	$51	$20	$3	$527
Comparable excluding Venezuela					—		$37		$5	$515
Foreign currency impact	—	—	—	—	—	—	—	—	—	—
Currency-neutral comparable	$135	$89	$79	$65	$368	$85	$51	$20	$3	$527
Currency-neutral comparable excluding Venezuela							$37		$5	$515
% change - 2016 vs. 2015:
Reported growth	17.0%	4.7%	9.5%	(24.6)%	5.2%	13.7%	(53.9)%	37.2%	59.4%	14.0%
Mark-to-market	—%	—%	—%	—%	—%	—%	—%	—%	16.5%	11.6%
Project K and cost reduction activities	3.5%	(11.8)%	(0.8)%	(6.1)%	(2.7)%	9.1%	(0.4)%	33.9%	389.6%	3.4%
Other costs impacting comparability	—%	—%	—%	—%	—%	—%	—%	—%	—%	—%
Integration costs and acquisitions/divestitures	—%	—%	—%	(0.2)%	—%	7.5%	—%	11.8%	(11.6)%	1.5%
Differences in shipping days	—%	—%	—%	—%	—%	0.6%	—%	—%	—%	0.1%
Venezuela remeasurement	—%	—%	—%	—%	—%	—%	(12.8)%	—%	—%	(1.3)%
Comparable growth	13.5%	16.5%	10.3%	(18.3)%	7.9%	(3.5)%	(40.7)%	(8.5)%	(335.1)%	(1.3)%
Comparable growth excluding Venezuela							(33.4)%		(244.5)%	(0.1)%
Foreign currency impact	—%	—%	—%	(2.9)%	(0.5)%	(4.1)%	(370.1)%	(2.2)%	108.0%	(36.2)%
Currency-neutral comparable growth	13.5%	16.5%	10.3%	(15.4)%	8.4%	0.6%	329.4%	(6.3)%	(443.1)%	34.9%
Currency-neutral comparable growth excluding Venezuela							(26.7)%		(221.3)%	1.7%
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Effective Tax Rate
to Currency-Neutral Comparable Effective Tax Rate

	Quarter ended
	April 2, 2016	April 4, 2015
Reported effective tax rate	21.3%	25.1%
Mark-to-market	(0.1)%	(1.0)%
Project K and cost reduction activities	0.8%	(0.8)%
Other costs impacting comparability	(4.9)%	1.4%
Integration costs and acquisitions/divestitures	(0.2)%	0.1%
Venezuela remeasurement	0.4%	—%
Comparable effective tax rate	25.3%	25.4%
Comparable effective tax rate excluding Venezuela	25.2%	25.4%
Foreign currency impact	(1.7)%	—%
Currency-neutral comparable effective tax rate	27.0%	25.4%
Currency-neutral comparable effective tax rate excluding Venezuela	25.1%	25.4%

For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Significant items impacting comparability
Comparable and Currency-Neutral Comparable EPS
For all periods presented, Comparable and Currency-Neutral Comparable basic and diluted EPS are calculated using the same shares outstanding that are used for As Reported basic and diluted EPS.

Project K and cost reduction activities
During 2013, we announced Project K, a four-year efficiency and effectiveness program. The program is expected to generate a significant amount of savings that may be invested in key strategic areas of focus for the business. We expect that this investment will drive future growth in revenues, gross margin, operating profit, and cash flow. We recorded pre-tax charges related to this program of $45 million and $68 million for the quarters ended April 2, 2016 and April 4, 2015, respectively.

In 2015 we initiated the implementation of a zero-based budgeting (ZBB) program in our North America business. During 2016 ZBB is being expanded to include the international segments of the business. In support of the ZBB initiative, we incurred pre-tax charges of approximately $7 million for the quarter ended April 2, 2016.

Acquisitions and dispositions
In September 2015, we completed the acquisition of Mass Foods, Egypt's leading cereal company for $46 million, or $44 million net of cash and cash equivalents acquired. In our European reportable segment, the acquisition added $5 million in net sales and less than $1 million of operating profit (before integration costs) that impacted the comparability of our reported results for the quarter ended April 2, 2016.

In January 2015, we completed the acquisition of a majority interest in Bisco Misr, the number one packaged biscuits company in Egypt for $125 million, or $117 million net of cash and cash equivalents acquired. The quarter ended April 2, 2016 represents the final reporting period in which year-over-year comparability is impacted for this acquisition. In our European reportable segment, the acquisition added $9 million in net sales and less than $1 million of operating profit (before integration costs) that impacted the comparability of our reported results for the quarter ended April 2, 2016.

Integration and transaction costs
We have incurred integration costs related to the integration of the 2015 acquisitions of Bisco Misr and Mass Foods, the 2015 entry into a joint venture with Tolaram Africa, and the 2012 acquisition of Pringles as we move these businesses into the Kellogg business model. We recorded pre-tax integration and transaction costs that were less than $1 million for the quarter ended April 2, 2016 and $8 million for the quarter ended April 4, 2015.

Mark-to-market accounting for pension plans, commodities and certain foreign currency contracts
We recognize mark-to-market adjustments for pension plans, commodity contracts, and certain foreign currency contracts as incurred. Actuarial gains/losses for pension plans are recognized in the year they occur. Changes between contract and market prices for commodities contracts and certain foreign currency contracts result in gains/losses that are recognized in the quarter they occur. We recorded pre-tax mark-to-market charges of $24 million and $67 million for the quarters ended April 2, 2016 and April 4, 2015, respectively.

Other costs impacting comparability
During the quarter ended April 2, 2016, we redeemed $475 million of our 7.45% U.S. Dollar Debentures due 2031. In connection with the debt redemption, we incurred $153 million of interest expense, consisting primarily of a premium on the tender offer and also including accelerated losses on pre-issuance interest rate hedges, acceleration of fees and debt discount on the redeemed debt and fees related to the tender offer.

During the quarter ended April 4, 2015, we determined that certain assets related to a variable interest entity may not be fully recoverable and recorded a non-cash $25 million charge to other income (expense).
Venezuela remeasurement and long-lived asset impairment
During 2015 we experienced an increase in the amount of time it takes to exchange bolivars for U.S. dollars through the DIPRO (formerly CENCOEX) exchange. Due to this reduced availability of U.S. dollars and upon review of U.S. dollar cash needs in our Venezuela operations as of the quarter ended July 4, 2015, we concluded that we were no longer able to obtain sufficient U.S. dollars on a timely basis through the DIPRO exchange resulting in a decision to remeasure our Venezuela subsidiary's financial statements using the DICOM (formerly SIMADI) rate. We have evaluated all of the facts and circumstances surrounding our Venezuelan business and determined that as of April 2, 2016 the DICOM rate continues to be the appropriate rate to use for remeasuring our Venezuelan subsidiary’s financial statements.

Following the change to the SIMADI rate as of July 4, 2015, certain non-monetary assets related to our Venezuelan subsidiary continued to be remeasured at historical exchange rates. As these assets were utilized by our Venezuelan subsidiary during the second half of 2015 and first quarter of 2016 they were recognized in the income statement at historical exchange rates resulting in an unfavorable impact. We experienced an unfavorable impact of approximately $4 million in the quarter ended April 2, 2016 related to the utilization of these remaining non-monetary assets.

Additionally, with the introduction of the new DICOM floating rate we experienced an unfavorable COGS impact of approximately $2 million in the quarter ended April 2, 2016 related to the utilization of non-monetary assets that were originally acquired after our conversion to the SIMADI rate at July 4, 2015. These non-monetary assets were recognized in the income statement at historical exchange rates during the quarter.

Foreign currency translation and the impact of Venezuela
We evaluate the operating results of our business on a currency-neutral basis. We determine currency-neutral operating results by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.

As a result of our decision to change the exchange rate that we use to remeasure our Venezuela subsidiary from DIPRO (formerly CENCOEX) to the DICOM (formerly SIMADI) exchange rate beginning mid-2015, the methodology we use to calculate the impact of foreign currency translation, as described above, results in certain key performance metrics that are difficult to interpret when Venezuela is included in the financial results. To provide additional visibility to our business performance, we have also included key performance metrics excluding our Venezuela business. We believe the use of our standard currency-neutral methodology in combination with the additional visibility provided by excluding Venezuela from our key performance metrics provides important information to more fully understand currency-neutral operating results.